Exhibit 99.1

Xhibit Interactive, LLC 80 E. Rio Salado Parkway, Suite 115 Tempe, AZ 85281 NEWS RELEASE

Xhibit Acquires Development Stage Celebrity Social Network, TwitYap

Tempe, AZ – PR Newswire – Sept. 28, 2012 - Xhibit Interactive, LLC ("Xhibit" or “the Company”) announces that its parent company, NB Manufacturing, Inc. (OTCQB: NBMF), has completed the acquisition of intellectual property which it is using to construct TwitYap, a development-stage social network that will utilize multi-media channels to help celebrities further connect to their fan bases. This new social property is in the process of being developed by Xhibit Interactive, LLC and has yet to be launched. The application is planned to be an integral part of the Company’s social media strategy moving forward.

NB Manufacturing’s acquisition is subject to transfer of intellectual property from various parties in exchange for an issuance of approximately 727,050 shares of common stock and entry into noncompetes by several of the parties who are transferring their related intellectual property.

“We are excited about acquiring the TwitYap intellectual property as the project coincides with the social media goals of Xhibit”, said Chris Richarde, CEO of Xhibit Interactive and NB Manufacturing. Xhibit’s Chief Creative Officer, Mirco Pasqualini adds, “We believe that TwitYap can become a leading mobile and web based video, voice and text social network where fans can receive content from some of their favorite celebrities.”

TwitYap is currently planned to integrate with Xhibit’s proprietary AdBind™ tool to display relevant, non-intrusive ads to the users while generating revenue from the social properties.

Management expects to launch TwitYap in the latter part of the fourth quarter of this year. However, there is no assurance that the software and related proprietary website design will be finalized by then.

All products developed by Xhibit are integrated across the Company’s total digital media platform and supported by Xhibit’s comprehensive digital strategy, including full service digital ad agency and marketing resources.

About Xhibit Interactive LLC

Xhibit is a cloud based marketing and technology development company focused on digital advertising, online and mobile social media, CRM (customer relationship management) solutions and games. Xhibit offers a total solution for digital advertising that is integrated throughout its divisions and shares technology and resources across all of its services. Through its subsidiaries, Xhibit utilizes its branded products and services to provide digital marketing and advertising solutions for top tier advertisers and agency clients.

For more information see www.xhibitcorp.com.

Contact:
NB Manufacturing, Inc. / Xhibit Interactive, LLC
Mike Schifsky, CFO
435.655.5474

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Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of NB Manufacturing, Inc. and Xhibit Interactive LLC. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the advantages of Xhibit's products and services, anticipated advantages, successful completion and development of the social media component of the business and its market acceptance, the business strategy, plans and objectives of the Company and Xhibit Interactive LLC; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results and ultimate corporate actions could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the demand for a social media site and viability of it for advertising, new products and services developed by other companies, market share garnered by competitors, ability to maintain customer and vendor relationships, and those factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov), among other factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.